UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 28, 2011 (the “Closing Date”), Epiq Systems Holdings, LLC, a Delaware limited liability company (“Purchaser”) and an indirect wholly-owned subsidiary of Epiq Systems, Inc., a Missouri corporation (“Epiq Systems”) acquired all of the issued and outstanding membership interests of De Novo Legal LLC (“De Novo”), a Delaware limited liability company, pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 28, 2011, by and among Purchaser, De Novo, Epiq Systems (for the limited purposes as set forth therein) and the Sellers, the Seller Guarantors and the Seller Representative (each as defined in the Purchase Agreement).  The transaction was funded from Epiq Systems’ credit facility.  There is no material relationship between Purchaser, Epiq Systems, or any of their affiliates, or any director or officer of Purchaser or Epiq Systems, on the one hand, and De Novo and the Sellers, on the other hand, other than the Purchase Agreement.

At closing Purchaser paid approximately $67.9 million and $5.0 million will be held by Epiq Systems and deferred for eighteen months following the closing as security for potential indemnification claims.  Net closing consideration will also include any post-closing adjustments as defined in the Purchase Agreement related to working capital and other adjustments.  In addition to the net closing consideration, the Sellers have the right to receive contingent earn-out payments of up to $33.6 million based on future operating revenue growth.  Contingent consideration payments to the Sellers under the earn-out opportunity, if any, will be based on operating revenue for calendar years 2012 and 2013.  The Purchase Agreement also contains customary representations, warranties, covenants and indemnities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On December 28, 2011, Epiq Systems issued a press release regarding the completion of its acquisition of De Novo. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act ofr 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

a)     Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

b)    Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed with the Securities and Exchange Commission no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

d)    Exhibits.

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit 2.1

Membership Interest Purchase Agreement, dated December 28, 2011, by and among Epiq Systems Holdings, LLC, Epiq Systems, Inc. (for the limited purposes as set forth therein), De Novo Legal LLC, and the Sellers, Seller Guarantors, and the Seller Representative, each as defined therein.

Exhibit 99.1	Press release dated December 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: December 28, 2011

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

2.1

Membership Interest Purchase Agreement, dated December 28, 2011, by and among Epiq Systems Holding Company, Epiq Systems, Inc. (for the limited purposes as set forth therein), De Novo Legal LLC, and the Sellers, Seller Guarantors, and the Seller Representative, each as defined therein.

99.1	Press Release dated December 28, 2011.